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Exhibit 21.1

IAC/InterActiveCorp Subsidiaries
As of December 31, 2011

Entity	Jurisdiction of Formation
8831-8833 Sunset, LLC	Delaware
APN, LLC	Delaware
Aqua Acquisition Holdings, LLC	Delaware
Ask Jeeves UK Partnership	United Kingdom
Black Web Enterprises Inc.	Delaware
Blu Trumpet, LLC	Delaware
Buzz Technologies, Inc.	Washington
CH Pacific, LLC	Delaware
CityGrid Media, LLC	Delaware
CollegeHumor Press LLC	Maryland
Comedy News Ventures, Inc.	Delaware
Connect, LLC	Delaware
Connected Ventures, LLC	Delaware
CrowdedRoom LLC	Delaware
CS Holdings 2, LLC	Delaware
CV Acquisition Corp.	Delaware
Daily Burn, Inc.	Delaware
DatingDirect.com Limited	United Kingdom
Dictionary.com, LLC	California
ECS Sports Fulfillment LLC	Delaware
Electus, LLC	Delaware
Elicia Acquisition Corp.	Delaware
FC & Co	France
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People's Republic of China
Floraflora.com, LLC	Delaware
FSOV, LLC	Delaware
GDC Media, Inc.	Delaware
Hatch Labs, Inc.	Delaware
High Line Venture Partners GP II, LLC	Delaware
High Line Venture Partners GP, LLC	Delaware
High Line Venture Partners II, L.P.	Delaware
High Line Venture Partners, L.P.	Delaware
HSE Media LLC	Delaware
HSN Capital LLC	Delaware
HSN Home Shopping Network GmbH	Germany
HSN UK Holdings Ltd.	United Kingdom
HSN, LLC	Delaware
HTRF Holdings, Inc.	Delaware
HTRF Ventures, LLC	Delaware
Humor Rainbow, Inc.	New York
IAC 19th St. Holdings, LLC	Delaware
IAC Falcon Holdings, LLC	Delaware
IAC Search & Media (Canada) Inc.	Canada
IAC Search & Media (Jersey) Limited	Jersey—Channel Islands
IAC Search & Media Australia Pty. Ltd.	Australia
IAC Search & Media B.V.	Netherlands
IAC Search & Media Deutschland GmbH	Germany

Entity	Jurisdiction of Formation
IAC Search & Media Europe Limited	Ireland
IAC Search & Media International, Inc.	Delaware
IAC Search & Media Massachusetts, Inc.	Massachusetts
IAC Search & Media Technologies Limited	Ireland
IAC Search & Media UK Limited	United Kingdom
IAC Search & Media Washington, LLC	Washington
IAC Search & Media, Inc.	Delaware
IAC Shopping International, Inc.	Delaware
IBUY TV Limited	United Kingdom
ImproveNet, Inc.	Delaware
Insider Pages, Inc.	Delaware
InstantAction, LLC	Delaware
InterCaptiveCorp, Ltd.	Bermuda
Internet Shopping Network LLC	Delaware
iWon Points LLC	New York
Kids Holdings LLC	Delaware
Kiss.com Inc.	Delaware
La Centrale des Marchés Privés S.à r.l.	France
Life123, Inc.	Delaware
Market Hardware, Inc.	Delaware
Match ProfilePro LLC	Delaware
Match.com Canada Ltd.	Canada
Match.com Europe Limited	United Kingdom
Match.com Global Investments SARL	Luxembourg
Match.com Global Services Limited	United Kingdom
Match.com HK Limited	Hong Kong
Match.com International Holdings, Inc.	Delaware
Match.com International Ltd.	United Kingdom
Match.com Investments, Inc.	Cayman Island
Match.com Japan KK	Japan
Match.com Japan Networks GK	Japan
Match.com LatAm Ltd.	United Kingdom
Match.com Nordic AB	Sweden
Match.com Offshore Holdings, Ltd	Mauritius
Match.com Pegasus Limited	United Kingdom
Match.com SN, LLC	Delaware
Match.com, Inc.	Delaware
Match.com, L.L.C.	Delaware
Meetic SA	France
Mindspark Interactive Network, Inc.	Delaware
MM LatAm, LLC	Delaware
Mojo Acquisition Corp.	Delaware
Neu.de GmbH	Germany
Nexus Dating Limited	United Kingdom
Notional, LLC	Delaware
Parperfeito Comunicacao SA	Brazil
People Media, Inc.	Delaware
People Media, LLC	Arizona
Points Investments, Inc.	Delaware
Power Ten Ventures, Inc.	Delaware
Primal Ventures, Inc.	Delaware
Pronto, LLC	Delaware
Proust, Inc.	Delaware

Entity	Jurisdiction of Formation
Riviere Productions	California
ServiceMagic Europe S.àr.l.	Luxembourg
ServiceMagic International S.àr.l.	Luxembourg
ServiceMagic IP Ireland Limited	Ireland
ServiceMagic Limited	United Kingdom
ServiceMagic School Makeover Foundation, Inc.	Colorado
ServiceMagic, Inc.	Delaware
Shoebuy.com Europe Limited	England and Wales
Shoebuy.com, Inc.	Delaware
SK Holdings, Inc.	Delaware
Soulmates International, Inc.	Delaware
Soulmates Limited	New Zealand
Soulmates Technology Pty Ltd.	New South Wales Australia
Starnet Interactive Ltd.	Israel
Starnet Interactive, Inc.	Delaware
Styleclick Chicago, Inc.	Delaware
Styleclick, Inc.	Delaware
Styleclick.com Enterprises Inc.	California
Targeted Media Solutions LLC	Delaware
TDB Holdings, Inc.	Delaware
The IAC Foundation, Inc.	Delaware
TM Travel, LLC	Delaware
TMC Realty, L.L.C.	Delaware
TMNV HoldCo, Inc.	Delaware
Trustic, Inc.	Delaware
TV Travel Europe Ltd.	United Kingdom
TV Travel Group Ltd.	United Kingdom
TV Travel Shop Broadcasting Ltd.	United Kingdom
TV Travel Shop Holidays Ltd.	United Kingdom
TV Travel Shop Ltd.	United Kingdom
uDate.com Ltd.	United Kingdom
uDate.com, Inc.	Delaware
Unicorn Acquisition Corp.	Delaware
USA Electronic Commerce Solutions LLC	Delaware
USA Video Distribution LLC	Delaware
USANi Capital Corp.	Delaware
USANi LLC	Delaware
USANi SpinCo., Inc.	Delaware
USANi Sub LLC	Delaware
USA-Vue Funding Corp.	Delaware
Vimeo, LLC	Delaware
Wanderspot LLC	Washington
ZD Holdings, Inc.	Delaware
Zero Degrees Inc.	Delaware

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  Exhibit 21.1
IAC/InterActiveCorp Subsidiaries As of December 31, 2011